EXHIBIT 15.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

1.   Registration Statement on Form F-3 (File No. 333-9050),

2.   Registration Statement on Form F-3 (File No. 333-123265),

of our report dated February 22, 2006 (except for Note 17 dated July 13, 2006) with respect to the consolidated financial statements and schedule of Magal Security Systems Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2005.

Tel-Aviv, Israel                                  KOST FORER GABBAY & KASIERER
July 16, 2006                                  A Member of Ernst & Young Global